INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567 and 33-45482 of
Cracker Barrel Old Country Store, Inc. on Form S-8 and Registration Statement No. 33-59582 on Form S-3 of our report dated September 10, 1997, incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended August 1, 1997.





DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 24, 1997